UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

740 Heinz Avenue

Berkeley, California

(Address of principal executive offices)

94710

(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with transactions contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among Aduro Biotech, Inc. (the “Company”), Aspire Merger Sub, Inc., and Chinook Therapeutics U.S., Inc. dated as of June 1, 2020 (such transactions, the “Merger”), on July 2, 2020, the Board of Directors of the Company (the “Board”) approved an Amended and Restated Executive Employment Agreement (the “Amended Employment Agreement”) between the Company and Stephen T. Isaacs, the Company’s Chief Executive Officer and, on June 29, 2020, the Compensation Committee of the Board approved an amendment to the Company’s Amended and Restated Severance Plan and Summary Plan Description (the “Severance Plan”, and such amendment, the “Severance Plan Amendment”) and the extension of the post-termination option exercise period for Blaine Templeman, the Company’s Chief Administrative Officer and Chief Legal Officer, pursuant to a letter agreement with Mr. Templeman (the “Templeman Letter Agreement”).

The Amended Employment Agreement amends the existing employment agreement between the Company and Mr. Isaacs (the “Prior Employment Agreement”) to provide that in the event Mr. Isaacs’ employment is terminated by the Company without just cause (as defined in the employment agreement) and not due to his permanent disability, or if he terminates his employment for good reason (as defined in the employment agreement), in each case, between the signing of the Merger Agreement and the closing of the Merger (the “Closing”), then in addition to the other benefits for which Mr. Isaacs would be eligible under the Prior Employment Agreement and subject to his execution of a release of claims, all of Mr. Isaacs’ then-unvested equity awards will vest in full upon his termination date, contingent on the Closing, provided that any vesting acceleration with respect to stock options granted on February 21, 2020 will solely be with respect to that number of shares that would have become vested and exercisable had his services continued through February 21, 2021 if the Closing occurs in 2020. In addition, in the event the Closing does not occur by March 15, 2021, the vesting of any restricted stock units that are subject to acceleration on account of Mr. Isaacs’ termination between the signing of the Merger Agreement and the Closing will accelerate in full and be settled no later than March 15, 2021, subject to repayment by Mr. Isaacs to the Company of the fair market value of such accelerated shares (determined as of the settlement date) if the Closing does not occur by December 31, 2021. Pursuant to the Amended Employment Agreement, all vested stock options will remain exercisable for an additional 180 days following the 18 month post-termination exercise period in the event that the shares issuable upon the exercise of such stock options would be subject to a lock-up agreement in connection with the Merger, but in no event will an option be exercisable following the expiration of the option’s term. The Company will also pay actual attorneys’ fees and costs incurred by Mr. Isaacs’ in the preparation of the Amended Employment Agreement up to $40,000.

Pursuant to the Severance Plan Amendment, the consummation of the Merger will constitute a “Change in Control” for purposes of the Severance Plan. The Severance Plan Amendment also provides that in the event a participant in the Severance Plan becomes eligible to receive severance benefits pursuant to a Non-Change in Control Termination (as defined in the Severance Plan) that occurs prior to the Closing, the participant will be entitled to receive any additional benefits that the participant would receive upon a Change in Control Termination (as defined in the Severance Plan) to the extent that they exceed the benefits received upon a Non-Change in Control Termination (the “Additional Benefits”), provided that the payment or provision of the Additional Benefits will be made subject to, and upon, the Closing and the participant’s execution and delivery of a release in accordance with the terms of the Severance Plan. However, in the event the Closing does not occur by March 15, 2021, the cash portion of any such Additional Benefits will be paid in a lump sum no later than March 15, 2021 and any restricted stock units that are subject to acceleration on account of a participant’s termination prior to the Closing will be settled no later than March 15, 2021, subject in each case to repayment by the participant (based on the fair market value of the restricted stock units as of the settlement date) if the Closing does not occur by December 31, 2021. In addition, in the event that a participant becomes eligible to receive any equity acceleration benefits under the Severance Plan in connection with a Change in Control that occurs during 2020, the vesting acceleration with respect to equity awards held by the participant that were granted on February 21, 2020 will vest only with respect to that number of shares that would have vested and become exercisable had such participant’s service with the Company continued through February 21, 2021. The Severance Plan Amendment also provides that unvested equity awards as of a participant’s Non-Change in Control Termination will remain outstanding until the Closing, and options that vest upon the Closing will remain outstanding and exercisable until the three-month anniversary of the Closing. The Severance Plan Amendment also clarifies that any amendment or termination of the Severance Plan that would adversely affect a participant will not be effective as to such participant without his or her written consent if such amendment or termination is to occur following a Change in Control. In the event the Merger Agreement is terminated or the Closing does not occur for any reason, the Severance Amendment will automatically terminate and be of no force or effect.

Pursuant to the Templeman Letter Agreement, in the event of Mr. Templeman’s separation from service, Mr. Templeman’s then-outstanding options will remain exercisable for an additional 180 days following the 18 month post-termination exercise period in the event that the shares issuable upon the exercise of such stock options would be subject to a lock-up agreement in connection with the Merger, but in no event will an option be exercisable following the expiration of the option’s term.

The foregoing descriptions of the Amended Employment Agreement, the Severance Plan Amendment and the Templeman Letter Agreement are qualified in their entirety by reference to the full text of the Amended Employment Agreement, the Severance Plan Amendment and the Templeman Letter Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement by and between the Company and Stephen T. Isaacs, dated July 2, 2020

10.2	Amendment to the Aduro Biotech, Inc. Amended and Restated Severance Plan and Summary Plan Description

10.3	Letter Agreement by and between the Company and Blaine Templeman, dated June 29, 2020

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

Additional Information and Where to Find It

Aduro plans to file a Registration Statement on Form S-4 containing a proxy statement/prospectus of Aduro and other documents concerning the proposed merger with the SEC. BEFORE MAKING ANY VOTING DECISION, ADURO’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY ADURO WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Aduro with the SEC at the SEC’s website at www.sec.gov. Investors and stockholders will be able to obtain a free copy of the proxy statement/prospectus and other documents containing important information about Aduro and Chinook, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Aduro makes available free of charge at www.aduro.com (in the “Investor Relations” section), copies of materials that Aduro files with, or furnishes to, the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Aduro and Chinook, and each of their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Aduro in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Aduro’s directors and officers in Aduro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 9, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on March 24, 2020. To the extent the holdings of Aduro’s securities by Aduro’s directors and executive officers have changed since the amounts set forth in Aduro’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Aduro’s website at www.aduro.com.

Forward-Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to: the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Aduro’s business and the price of its common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed merger, including the approval of the Merger Agreement by Aduro’s stockholders; uncertainties as to the timing of the consummation of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed merger on Aduro’s business relationships, operating results and business generally; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger; risks related to diverting management’s attention from Aduro’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Aduro related to the Merger Agreement or the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; Aduro’s history of net operating losses and uncertainty regarding its ability to achieve profitability; Aduro’s ability to develop and commercialize product candidates; Aduro’s ability to use and expand technology platforms to build a pipeline of product candidates; Aduro’s ability to obtain and maintain regulatory approval of product candidates; Aduro’s ability to operate in a competitive industry and compete successfully against competitors that have greater resources; Aduro’s reliance on third parties; Aduro’s ability to obtain and adequately protect intellectual property rights for product candidates; and the effects of COVID-19 on clinical programs and business operations. Aduro discusses many of these risks in greater detail under the heading “Risk Factors” contained in its quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 4, 2020, and its other filings with the SEC. Any forward-looking statements in this communication speak only as of the date of this communication. Aduro assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2020		Aduro Biotech, Inc.

	By:	/s/ Celeste Ferber
Celeste Ferber
SVP, General Counsel and Corporate Secretary